Exhibit 99.3

PRESSRELEASE
www.HelixESG.com

Helix Energy Solutions Group, Inc. • 400 N. Sam Houston Parkway E., Suite 400 • Houston, TX 77060-3500 • 281-618-0400 • fax: 281-618-0505

For Immediate Release		07-003
	Contact:	Wade Pursell
Date: February 26, 2007	Title:	Chief Financial Officer

Helix Announces a Deepwater
Gulf of Mexico Discovery
HOUSTON, TX —Helix Energy Solutions Group, Inc. (NYSE: HLX) today announced an update on drilling activity at its 100% owned “NOONAN” prospect on Garden Banks Block 506, located approximately 145 miles offshore from Galveston, Texas in 2,700 feet of water. Since operations commenced in October, we have completed the drilling of an exploratory well and two appraisal sidetracks. Formation evaluation from wireline logs, pressure analysis, and sidewall cores, acquired late last week, have successfully delineated our reservoir for completion of the well.
While it is still premature to finalize a reserve estimate, sufficient pay was encountered to point to reserve potential of at least 100 bcfe. Development plans being screened include a fast track subsea tie-back to selected infrastructure located in shallower water. First production should be achieved in the second half of 2008.
Martin Ferron, President and Chief Executive Officer of Helix, stated, “We are obviously very pleased to have made a commercial discovery with the first prospect drilled from the deepwater inventory acquired as part of the Remington Oil and Gas transaction last year. This demonstrates the considerable potential value of our deepwater resources, especially since we have over twenty high quality prospects left to drill and the highly skilled personnel necessary to identify and secure more prospects in the future.
“The drilling of the deepwater prospect inventory, particularly with the Q4000, should create significant production returns and provide incremental contracting backlog to supplement an already buoyant medium term deepwater service outlook. All of the development work for Noonan will be performed using Helix assets and services and we estimate that this work will generate around $100 million of revenue at market rates.
“As stated in our recent earnings guidance conference call, this deepwater success is not factored into our projected growth rates for 2008 and beyond. Also we may sell up to 50% of our interest to cover development costs and provide cash for possible debt reduction and/or stock repurchase. This would also allow us to recognize the profit on the related services work as it is performed with respect to the share owned by the partner. Our share will be recognized through reduced DD&A charges over the production life of the field.”
Helix Energy Solutions, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the open energy market as well as to our own oil and gas business unit. That business unit is a prospect generation, exploration, development and production entity. Employing our own key services and methodologies, we seek to lower finding and development costs, relative to industry norms.

FORWARD-LOOKING STATEMENTS
This press release contain forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of property or wells; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to services; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments, geologic risks and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ending December 31, 2005 and subsequent quarterly reports on Form 10-Q. We assume no obligation and do not intend to update these forward-looking statements.